SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: February 4, 2003

ANSYS, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-20853	04-3219960
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

275 Technology Drive, Canonsburg, Pennsylvania		15317
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (724) 726-3304

Page 1 of 4 Pages

Exhibit Index appears on Page 4

Item 5.    Other Events.

On February 4, 2003, ANSYS, Inc. (the “Registrant”) and AEA Technology PLC (“AEA”) entered into an Agreement whereby the Registrant will, subject to satisfaction of the conditions and terms set forth therein, acquire certain entities and assets constituting the CFX business of AEA, for cash consideration of approximately U.S. $21 million, subject to a possible upward adjustment of up to U.S. $3 million and to certain other adjustments as provided for in the Agreement. The transaction contemplated by the Agreement is described in the Registrant’s press release dated February 4, 2003, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)       Exhibits.

99.1    Press release, dated February 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANSYS, Inc.

By:	/s/ James E. Cashman
James E. Cashman, III President and CEO

Dated: February 4, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated February 4, 2003.